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                                                              EXHIBIT 10.1(n)(1)

                             AMENDMENT NO. 1 TO THE
                       TRUST AGREEMENT FOR RABBI TRUST C

            WHEREAS, Universal Foods Corporation d/b/a Sensient Technologies Corporation (the "Company") is obligated under certain non-qualified plans and/or agreements (the "Plans") to make certain deferred and other payments to certain present, future and former directors and employees of the Company who have satisfied the eligibility requirements of such Plans and for purposes of assuring that such payments are made in satisfaction of such obligations the Company has established a trust in the form of a rabbi trust (commonly referred to as "Rabbi Trust C") which will be subject to the claims of the Company's existing or future general creditors; and

            WHEREAS, the Company's fiscal year has changed to the calendar year; and

            WHEREAS, the Company has changed its name to Sensient Technologies Corporation, subject to shareholder approval at the annual meeting of shareholders scheduled to be held in April 2001.

            WHEREAS, the Company wishes to amend the trust agreement for Rabbi Trust C to reflect such changes and other matters relating thereto effective with the change in trustee.

            NOW, THEREFORE, the trust agreement for Rabbi Trust C is hereby amended as follows, effective as of December 31, 2000:

            1. The introductory paragraph is amended by inserting "d/b/a Sensient Technologies Corporation and effective upon shareholders approval, to be known as Sensient Technologies Corporation" immediately following "Universal Foods Corporation".

            2. The first sentence of paragraph (c) of Section 2.01 is amended in its entirety to read as follows:

            "As of each December 31, the Company shall recalculate the amount of assets which would be required to be delivered pursuant to Section 2.01(a) as of such date. If the amount so calculated exceeds the fair market of the assets then held in trust, the Company shall promptly (and in no event later than twenty five (25) days from such date) pay to the Trustee: (i) an amount in cash, marketable securities (valued at their fair market value) or life insurance policies or any combination thereof equal to such excess; less (ii) the amount, if any, of interest and other income earned on the Trust Corpus and received by the Trustee during the year then ended at December 31."
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            3. Paragraph (b) of Section 2.02 is amended in its entirety to read as follows:

                        "(b) Except as hereinafter provided, all interest and
            other income earned on the investment of the Trust Corpus, except dividends on and proceeds from life insurance policies, shall be the property of the Company and shall not constitute a part of the Trust Corpus. Within twenty (20) days after the end of each year ending December 31, the Trustee shall notify the Company of the amount of such interest and other income received by the Trustee during such year then ended. Such interest and other income received by the Trustee during each year then ending December 31 shall be paid over to the Company by the Trustee within thirty (30) days after the end of each such year. The amount of such interest or other income so payable to the Company shall be reduced to the extent that it offsets the excess otherwise required to be paid by the Company to the Trustee pursuant to Section 2.01(c) hereof, and only the remainder, if any, shall be paid to the Company."

            4. The first sentence of paragraph (c) of Section 4.01 is hereby amended in its entirety to read as follows:

            "The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Corpus, including, without limitation, as provided in Section 2.01 hereof, and shall render to the Company on or prior to each January 31, beginning January 31, 2002, until the termination of this Trust, an accounting with respect to the Trust Corpus as of the end of the immediately preceding December 31 (and as of the date of the Trust's termination)."

            5. Section 6.04 is amended by replacing the reference to "Universal Foods Corporation" with "Sensient Technologies Corporation".

            6. Schedule A is amended throughout by replacing each reference to "Universal Foods Corporation" with "Sensient Technologies Corporation".


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            IN WITNESS WHEREOF, this Amendment has been duly executed this 1st day of January, 2001


                                        UNIVERSAL FOODS CORPORATION
                                        d/b/a SENSIENT TECHNOLOGIES CORPORATION

                                        By: /s/: John L. Hammond
                                            -------------------------------
                                            John L. Hammond


                                        MARSHALL & ILSLEY TRUST COMPANY

                                            /s/: Michael C. Wieber, V.P.
                                            -------------------------------

                                            /s/: Michael J. Shlensky, V.P.
                                            -------------------------------


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